SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 13(d) of the Securities Exchange Act of 1934




Date of Report:  September 26, 1997




                       ALCOHOL SENSORS INTERNATIONAL, LTD.
             (Exact name of registrant as specified in its charter)




            New York                  0-26998                 11-3104480
  (State or other jurisdiction      (Commission            (I.R.S. Employer
         of incorporation)          File Number)        Identification Number)




        11 Oval Drive, Islandia, New York                      11722
    (Address of principal executive offices)                 (Zip Code)




                                 (516) 342-1515
              (Registrant's telephone number, including area code)

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Item 5.   Other Events.

     On September 26, 1997, pursuant to a Securities Purchase Agreement, dated September 24, 1997, by and between Alcohol Sensors International, Ltd. (the "Registrant") and Milbright Estates, Ltd. (the "Purchaser"), the Registrant sold and issued to the Purchaser (a) a total of 300 shares of 8% Series B Convertible Preferred Stock (the "Series B Preferred Stock") and (b) a Warrant (the "Warrant") to purchase 50,000 shares of the common stock, par value $.001 per share (the "Common Stock"), of the Company, for total gross proceeds of $3,000,000. In connection with the sale and issuance of the Series B Preferred Stock and Warrant, the Registrant issued warrants (the "Third Party Warrants") to purchase an aggregate 100,000 shares of Common Stock to third parties and paid certain of such third parties an aggregate of $300,000.

     The Series B Preferred Stock has a liquidation preference of $10,000 per share and bears cumulative dividends at a rate of 8% per share per annum. Such dividends are payable in cash or, at the option of the Registrant, in shares of Series B Preferred Stock and are due and payable upon the conversion of the Series B Preferred Stock and into Common Stock. The Series B Preferred Stock is convertible, at the option of the holder, into shares of Common Stock at any time following the earlier of (a) the effectiveness of a registration statement for the Common Stock into which the Series B Preferred Stock is convertible (the "Registration Statement") or (b) 120 days from the date of original issuance of the Series B Preferred Stock (the "Original Issuance Date"). Notwithstanding the foregoing, the Series B Preferred Stock is convertible, (a) with respect to 100 shares, at any time on or after November 24, 1997, (b) with respect to an additional 100 shares, at any time on or after December 24, 1997 and (c) with respect to any other shares, at any time on or after January 23, 1998. Each share of Series B Preferred Stock shall be convertible into that number of shares of Common Stock as is determined by dividing (a) the sum of (i) $10,000 plus (ii) the amount of all accrued but unpaid or accumulated dividends on the share of Series B Preferred Stock being so converted by (b) the Conversion Price (as defined below) in effect at the time of conversion. The "Conversion Price" of the Series B Preferred Stock will be equal to the lower of (a) $4.03125, the average of closing bid prices of a share of Common Stock as quoted on The Nasdaq Stock Market for the ten consecutive trading days immediately preceding the Original Issuance Date Stock or (b) 82.5% of the average closing bid price of a share of Common Stock as quoted on The Nasdaq Stock Market for the ten consecutive trading days immediately preceding the date of the conversion notice delivered to the Registrant. If not sooner converted, all outstanding shares of Series B Preferred Stock shall be subject to automatic conversion two years after the Original Issuance Date. Except in connection with such automatic conversion, in no event shall a holder of Series B Preferred Stock be entitled to convert any Series B Preferred Stock in excess of that number of shares upon conversion of which the sum of (a) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Series B Preferred Stock), and (b) the number of shares of Common Stock issuable upon the conversion of the shares of the Series B Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder or its affiliates of more than 4.99% of the outstanding shares of Common Stock.

     Except as otherwise required by law or the Certificate of Amendment to the Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of New York on September 23, 1997, which Certificate of Amendment, as amended, sets forth the designations, preferences and rights of the Series B Preferred Stock and the holders thereof, the holders of Series B Preferred Stock are not entitled to vote on any matters submitted to the stockholders of the Registrant.

     Unless the approval of the Registrant's shareholders has previously been obtained, the Registrant is not required to issue any Common Stock upon conversion of the Series B Preferred Stock to the extent that (a) the issuance of such Common Stock, when taken together with all prior issuances of Common Stock upon conversion of Series B Preferred Stock, would result in the issuance by the Registrant of a number of shares of Common Stock equal to or greater than 20% of the number of shares of Common Stock outstanding on the date of initial issuance of the Series B Preferred Stock (a "20% Issuance"), and such 20% Issuance requires the prior approval of the shareholders of the Registrant pursuant to any applicable rule, regulation, stated policy, practice or interpretation of The Nasdaq Stock Market or (b) the Board of Directors of the Registrant determines in good faith that the issuance of such Common Stock upon conversion (whether or not constituting a 20% Issuance) otherwise requires the prior approval of the shareholders of the Registrant pursuant to any applicable rule, regulation, stated policy, practice or interpretation of any stock exchange or stock market on which the Common Stock then listed or admitted to trading (the "Stockholder Approval Requirement"). Following the first conversion of Series B Preferred Stock to which a 20% Issuance is applicable, the Registrant (a) shall promptly give notice to all holders of the Series B Preferred Stock that the Registrant is unable to issue any further Common Stock upon conversion of Series B Preferred Stock, and that the Series B Preferred Stock cannot be converted without compliance with the Stockholder Approval Requirement, and (b) shall take one of the following actions, at its election, within twenty days following the date of such notice: (i) the Registrant shall notify all such holders of the Series B Preferred Stock that the Registrant intends to seek shareholder approval pursuant to the Stockholder Approval Requirement, in which event the Registrant shall thereafter take all action necessary to call a meeting of its shareholders as promptly as reasonably practicable to vote on such matter; (ii) the Registrant shall obtain from the stock exchange or stock market on which the Common Stock is then listed a waiver of the Stockholder Approval Requirement and shall commence any mailing to stockholders notifying them of such waiver that is required by the rules of such stock exchange or stock market; or (iii) the Registrant shall notify all such holders of the Series B Preferred Stock that it is redeeming Series B Preferred Stock pursuant to the redemption provisions of the Series B Preferred Stock. In the event that the Registrant elects to seek stockholder approval, and such stockholder approval is not obtained within 75 days following the date of the Registrant's notice to the holders of the Series B Preferred Stock that it intends to seek such stockholder approval, the Registrant shall promptly following the end of such 75 day period notify all holders of the Series B
Preferred Stock that it is redeeming Series B Preferred Stock. If the Stockholder Approval Requirement is complied with or if a waiver of or exception to the Stockholder Approval Requirement is obtained, the conversion rights of the holders of the Series B Preferred Stock shall be reinstated.

     If the Registrant is required to redeem Series B Preferred Stock pursuant to the provisions thereof, the Registrant shall (a) issue the Maximum Number of Shares of Common Stock (as defined below) to the holder or holders of Series B Preferred Stock who have requested conversion, and will (b) redeem, out of funds legally available therefor, all of the Series B Preferred Stock that remain after such conversion at a price per share of Series B Preferred Stock equal to $12,200 (subject to adjustment) plus an amount equal to all dividends, if any, accrued but unpaid on such shares as of the earlier of the date fixed for redemption or the maturity date. For purposes of the Series B Preferred Stock, the "Maximum Number of Shares of Common Stock" shall mean the greatest number of shares of Common Stock that may be issued upon conversion of shares of Series B Preferred Stock without causing a 20% Issuance.

     The Registrant has the option, at any time, to redeem Series B Preferred Stock upon notice, at a price per share of Series B Preferred Stock equal to $12,200 (subject to adjustment) plus an amount equal to all dividends, if any, accrued but unpaid as of the date fixed for redemption.

     So long as any shares of Series B Preferred Stock remain outstanding, the Registrant shall not, without the vote or written consent by the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, authorize or issue any other equity security senior to the Series B Preferred Stock as to dividend and liquidation preferences or amend, alter or repeal the Registrant's Certificate of Incorporation if the powers, preferences, or special rights of the Series B Preferred Stock would thereby be materially adversely affected. Notwithstanding the foregoing, the Series B Preferred Stock is junior in right of payment to the Series A Cumulative Non-redeemable Convertible Stock of the Registrant.

     The Warrant has a term of five years from issuance and is exercisable during its term at $4.265625 (subject to adjustment) per share of Common Stock. Payment of the exercise price upon exercise of the Warrant may be made in cash or by cashless exercise. The Warrant is redeemable upon notice, at $.10 per share underlying the Warrant, in the event that the per share bid price of the Common Stock equals or exceeds $6.09375 (subject to adjustment) for the twenty trading days immediately preceeding the date of such redemption notice. The Third Party Warrants contain the same terms and conditions as the Warrant.

     Pursuant to a Registration Rights Agreement, dated September 24, 1997, by and between the Registrant and the Purchaser, the Purchaser has been granted certain registration rights with respect to shares of Common Stock issuable upon conversion of the Series B Preferred Stock and the shares of Common Stock issuable upon exercise of the Warrants, pursuant to which the Registrant is required to file a Registration Statement on Form S-3 no later than October 24, 1997, and to maintain such registration statement in effect for a period of at least two years, subject to certain terms and conditions contained therein.

Item 7.   Financial Statements and Exhibits.

     (a)  Financial statements of business acquired.

          Not applicable.

     (b)  Pro forma financial information.

          Not applicable.

     (c)  Exhibits.

          Listed below are all exhibits to this Current Report on Form 8-K.

Exhibit
Number    Description

  3.1 Composite of Certificate of Incorporation, as amended through October 2, 1997.
  4.1     Form of Warrant Certificate.
 10.1 Securities Purchase Agreement, dated September 24, 1997, by and between the Registrant and Milbright Estates, Ltd. (minus attachments and exhibits thereto).
 10.2 Registration Rights Agreement, dated September 24, 1997, by and between the Registrant and Milbright Estates, Ltd.
 99.1     Press Release of the Registrant, dated September 30, 1997.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            ALCOHOL SENSORS INTERNATIONAL, LTD.


Dated: October 7, 1997                      By:s/ Steven A. Martello
                                               Steven A. Martello, President

                                  EXHIBIT INDEX


Exhibit
Number    Description

 3.1 Composite of Certificate of Incorporation, as amended through October 2, 1997.
 4.1      Form of Warrant Certificate.
10.1 Securities Purchase Agreement, dated September 24, 1997, by and between the Registrant and Milbright Estates, Ltd. (minus attachments and exhibits thereto).
10.2 Registration Rights Agreement, dated September 24, 1997, by and between the Registrant and Milbright Estates, Ltd.
99.1      Press Release of the Registrant, dated September 30, 1997.